UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2021

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2021, ABM Industries Incorporated (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”), which amends that certain Credit Agreement, dated September 1, 2017 (as amended by the First Amendment, dated as of July 3, 2018, as further amended by the Second Amendment, dated as of September 5, 2018, as further amended by the Third Amendment, dated as of May 28, 2020 (the “Third Amendment”) and as further amended by the Fourth Amendment, the “Credit Agreement”), among the Company, certain subsidiaries of the Company, the lenders party thereto and Bank of America, N.A., as administrative agent. Capitalized terms used herein, but not otherwise defined, have the meanings provided to them in the Credit Agreement.

Among other things, the Fourth Amendment:

•	increased the aggregate principal amount of commitments under the existing dollar and multicurrency revolving credit facilities from $800.0 million to $1,300.0 million;

•	increased the aggregate principal amount of commitments under the existing term facility in an amount such that, after giving effect thereto, the aggregate principal amount outstanding under the term facility increased from $620.0 million to $650.0 million;

•	changed the interest rate, interest margins and commitment fees applicable to loans and commitments under the Credit Agreement;

•	extended the maturity date of the revolving credit facilities and the term facility to June 28, 2026;

•	amended the definition of Consolidated EBITDA to provide for certain add-backs;

•	removed certain restrictions imposed by the Third Amendment, including removal of the anti-cash hoarding provision and limitations restricting the Company’s ability to make acquisitions, share repurchases and other Restricted Payments;

•	relaxed certain negative covenant restrictions under the Credit Agreement, including, subject to certain exceptions, depending on the Company’s Total Net Leverage Ratio or Secured Net Leverage Ratio; and

•	modified the financial covenants under the Credit Agreement, including (i) increasing the maximum Total Net Leverage Ratio that the Company must maintain not to exceed 5.00:1.00 (subject to (x) increase to 5.50:1.00 following consummation of certain material acquisitions and (y) decrease to 4.00:1.00 during a Collateral Release Period), (ii) adding a new Secured Net Leverage Ratio that the Company must maintain not to exceed 4.00:1.00 (subject to increase to 4.50:1.00 following consummation of certain material acquisitions), (iii) replacing, in certain instances, a maximum Total Net Leverage Ratio with a maximum Secured Net Leverage Ratio, (iv) replacing the minimum Fixed Charge Coverage Ratio with a minimum Interest Coverage Ratio that the Company must maintain of 1.50:1.00 on quarterly basis, and (v) removal of minimum liquidity requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: June 28, 2021	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary